Exhibit 3.46(a)

ARTICLES OF INCORPORATION
OF
INDIANA INDUSTRIAL LAND COMPANY

BE IT REMEMBERED, That there are hereby adopted the following articles of incorporation pursuant to the act of the General Assembly of the State of Indiana approved February 28, 1921, entitled “An Act concerning the organization and control of corporations for pecuniary profit and repealing all laws or parts of laws in conflict therewith”, and all acts amendatory thereof.

          1.    The names and addresses of the incorporators are as follows:

Name Carl Holmes Montgomery J. Atkinson Edmond W. Hebel	Address 7420 Drexel Avenue, Chicago, Illinois 312 South Marchfield Avenue, Chicago, Illinois 5756 Dorchester Avenue, Chicago, Illinois

          2.    The name of this corporation shall be INDIANA INDUSTRIAL LAND COMPANY.

          3.    The business to be done by this corporation is to transact a general real estate agency and brokerage business, including the management of estates; to act as agent, broker or attorney in fact for any persons or corporations in buying, selling and dealing in real property and any and every estate and interest therein, and choses in action secured thereby, judgments resulting therefrom, and other personal property collateral thereto, in making or obtaining loans upon such property, in supervising, managing and protecting such property and loans and all interests in and claims affecting the same, in effecting insurance against fire and all other risks thereon, and in managing and conducting any legal actions, proceedings and business relating to any of the purposes herein mentioned or referred to; to register mortgages and deeds of trust of real property or chattels real and all other securities collateral thereto; to investigate and report upon the credit and financial solvency and sufficiency of borrowers and sureties upon such securities; to purchase and hold real property and any and every estate and interest therein, and choses in action secured thereby; judgments resulting therefrom, and other personal property, collateral thereto; to improve, manage, operate, sell, mortgage, lease and otherwise dispose of any property so acquired; to loan upon such property, and to take mortgages and assignments of mortgages of the same; and to transact all or any other business which may be necessary or incidental or proper to the exercise of any or all of the aforesaid purposes of the corporation.

          4.    The amount of common capital stock of this corporation shall be five hundred (500) shares without par value. The price per share at which the common stock is to be or shall have been sold is one dollar ($1.00) per share.

          5.    The principal office or place of business of this corporation shall be located in Lake County, and the post office address shall be Gary, Indiana.

          6.    The business and property to be taken over by the corporation is as follows: none.

          7.    The number of directors of this corporation shall be five and the names of the directors who shall manage its affairs until the first annual meeting are as follows:

           Charles W. Chase, Gary, Indiana

          Carl Holmes, 7420 Drexel Avenue, Chicago, Illinois

           Harry C. Pearce, 5921 South Michigan Avenue, Chicago, Illinois

           Montgomery J. Atkinson, 312 South Marshfield Avenue, Chicago, Illinois

           Edmond W. Hebel, 5756 Dorchester Avenue, Chicago, Illinois

          8.    The length of the life of this corporation shall be fifty (50) years.

          9.    The first annual meeting of this corporation shall be held at Gary, Indiana, on the third Tuesday in March, 1924, at the hour of ten o'clock A.M.

          10.    The seal of the corporation shall be circular in form and shall have inscribed thereon the words “Indiana Industrial Land Company – Corporate Seal – Indiana.”

          IN WITNESS WHEREOF, we have hereunto set our hands this 19th day of June, A. D. 1923.

Carl Holmes Montgomery J. Atkinson Edmond W Hebel

STATE OF ILLINOIS, COUNTY OF COOK.	) ) )	ss:

Before me, Edward H. Fiedler, a notary public in and for said County and State, personally appeared Carl Holmes, Montgomery J. Atkinson and Edmond W. Hebel, and severally acknowledged the execution of the foregoing articles of incorporation.

Witness my hand and notarial seal this 19th day of June, A. D. 1923.

Edward H. Fiedler Notary Public

My commission expires June 8, 1924.

STATE OF INDIANA COUNTY OF LAKE	) ) )	ss:

TO THE SECRETARY OF STATE OF THE
STATE OF INDIANA, AND TO THE
RECORDER OF THE COUNTY OF LAKE,
STATE OF INDIANA:

We, Alfred E. Jost, President, and B. R. Nightingale, Secretary, respectively, of INDIANA INDUSTRIAL LAND COMPANY, a corporation organized and existing under the laws of the state of Indiana, do hereby certify that at the regular annual meeting of the stockholders of Indiana Industrial Land Company, duly and regularly called and held for the purpose of amending the Articles of Incorporation to change the principal office or place of business of the corporation from Gary, Indiana, to Hammond, Indiana, at the principal office of the company in the city of Gary, Lake County, Indiana, on the 21st day of March, 1939, at 10:00 o’clock A.M., pursuant to fifteen days’ written notice duly and regularly given to each stockholder, the stockholders by a unanimous vote of a majority of the outstanding common capital stock amended the Articles of Incorporation of Indiana Industrial Land Company by changing the principal office or place of business of the corporation from Gary, in Lake County, Indiana, to Hammond, in Lake County, Indiana, and the following is a full, true, accurate and complete copy and transcript of the resolutions unanimously adopted by the stockholders amending the said Articles of Incorporation of the corporation, namely:

"B. R. Nightingale offered the following resolutions and moved their adoption:

BE IT RESOLVED by the stockholders of Indiana Industrial Land Company that the Articles of Incorporation which now provide that ‘the principal office or place of business of this corporation shall be located in Lake County, and the post office address shall be Gary, Indiana,’ be and they are hereby amended to read as follows:

‘The principal office or place of business of this corporation shall be located in Lake County, and the post office address shall be Hammond, Indiana’, and

BE IT FURTHER RESOLVED that a certified copy of these proceedings be filed in the office of the Secretary of State of Indiana and in the office of the Recorder of Lake County, Indiana.

A. E. Jost seconded the motion to adopt the foregoing resolutions. Upon a ballot being taken there were 496 shares voting in favor of the motion to adopt the said resolutions and there were none voting against it.

Of the 500 issued and outstanding shares of the capital stock 496 shares having voted in favor of said motion, it was declared unanimously carried and adopted.”

WITNESS our hands and the seal of said Indiana Industrial Land Company, this 22nd day of March, 1939.

Alfred E. Jost President

B. R. Nightingale
Secretary

(SEAL)

STATE OF INDIANA COUNTY OF LAKE	) ) )	ss:

           Alfred E. Jost and B. R. Nightingale, being each first duly sworn, each on respective oaths says that Alfred E. Jost is President and B. R. Nightingale is Secretary of Indiana Industrial Land Company, an Indiana Corporation, and that each has read the foregoing certified copy of the proceedings therein set forth and knows the contents thereof and that the facts therein stated and set forth are true.

Alfred E. Jost B. R. Nightingale

Subscribed and sworn to before
me this 22nd day of March, A. D. 1939.

Fred A. Holb
Notary Public

My commission expires November 8, 1941.

(SEAL)

ARTICLES OF ACCEPTANCE

of

INDIANA INDUSTRIAL LAND COMPANY

The above named corporation, desiring to accept the provisions of “The Indiana General Corporation Act” approved March 16, 1929, chapter 215 of the Acts of the Indiana General Assembly of 1929, and Acts amendatory thereof and supplemental thereto, the same having first been duly approved by its Board of Directors and thereafter duly adopted, by the affirmative votes of two-thirds or more of all of the outstanding shares entitled to vote in respect thereof, as provided by law does now hereby, by Albert M. Campbell, its Executive Vice President and Howard E. Lohmann, its Assistant Secretary sign, acknowledge and verify by the oaths of the above mentioned officers the following, its

ARTICLES OF ACCEPTANCE

          (1)    "The exact name of this corporation is INDIANA INDUSTRIAL LAND COMPANY.

          (2)    “The location of its principal office is Hammond, Lake County, Indiana, and its resident agent is (Name), whose address is (Address, City, State).

          (3)    "This corporation was incorporated June 20, 1923.

          (4)    “This corporation was incorporated under the Act of February 28, 1921; entitled, “An Act concerning the organization and control of corporations for pecuniary profit and repealing all laws or parts of laws in conflict herewith and all acts amendatory thereof.”

          (5)    “This corporation hereby accepts all of the terms and conditions of “The Indiana General Corporation Act,” approved March 16, 1929, chapter 215, of the Acts of the Indiana General Assembly, 1929, and Acts amendatory thereof and supplemental thereto.

          (6)    The provisions of the original Articles of Incorporation or Association are hereby restated in conformity with “The Indiana General Corporation Act approved March 16, 1929, Chapter 215 of the Acts of the Indiana General Assembly for 1929, and Acts amendatory thereof and supplemental thereto, as follows:

                     1.    The name of this corporation shall be Fairview Collieries Corporation.

                     2.    The purpose or purposes of the corporation are as follows:

                                (a) To carry on and conduct in all of its branches and without limitation the general business of mining or otherwise recovering, converting, treating or otherwise preparing for market, selling, producing or otherwise dealing in and with any minerals, ores, mineral substances, petroleum or gas, and any other natural product or substance of any kind or character; and without limiting the generality of the foregoing, specifically but not exclusively coal, iron, copper, clay, gold, silver, tin, asbestos, mercury, petroleum or oil, natural gas, and generally all other minerals, mineral substances, ores, and natural substances and products and any by-products thereof.

                                (b) To purchase or otherwise acquire, own, lease, occupy, operate, sell, manage, let, use, develop or otherwise deal in and with or turn to account any and all real estate containing any such minerals, mineral substances, ore, petroleum, oil, gas or any other natural substance or product as aforesaid, and any wood or timber lands, or any mining or other rights in and to any such real estate, for any purpose whatsoever.

                                (c) To carry on and conduct in all of its branches and without limitation the general business of mining, selling and dealing in and with coal or other combustible substances; to prospect for, locate and otherwise acquire rights with respect to coal or other combustible substances; to develop any mining property and place the same into operation and maintain the same in operation; to mine or otherwise extract, remove and recover any such coal or other substance; to treat, convert, mill or manufacture any such coal or other substance or otherwise deal in and with the same and prepare the same for market, so as to create and produce therefrom the commodity or substance in marketable form; to sell, purchase, deal in and with, export and import coal or other combustible substances, or any derivative or by-product thereof, either as principal or agent and generally and without limitation to carry on and conduct the general business of a coal mining company in all of its branches.

                                (d) To prospect for, locate or otherwise acquire any rights with respect to any other minerals, mineral substance or ore of any kind, including but not exclusively the various kind of ores, minerals and natural substances described in subdivision (a) hereof; to mine or otherwise extract or recover any such minerals, mineral substances or ores, or any of their by-products, and to manufacture, mill, convert, prepare for market and otherwise produce and deal in the same and in the products and by-products thereof, without limitation;

                                (e) To prospect for, bore for, drill for, mine and otherwise obtain petroleum., rock or carbon oils, natural gas and other minerals and mineral and hydro-carbon substances of all kinds; to lease, sub-lease, purchase, or otherwise acquire, and to hold, operate and to sell, lease, or otherwise dispose of petroleum, oil and natural gas lands and leases and rights and interests of any kind or character therein; to enter into contracts for prospecting for petroleum, rock or carbon oils or natural gas or other mineral substances and for the drilling of oil and gas wells and to carry out and execute any such contracts; to produce, manufacture, prepare for market, buy, sell, distribute and transport petroleum, oil, natural gas or other mineral substances in crude or refined condition; to construct and maintain and operate conduits, pipes and lines of tubing for the transportation of natural gas or oil for the public generally as well as for the use of said corporation; to transport such oil and gas by means of said pipes, tank cars or otherwise and to sell or otherwise supply the same to others; to lay, buy, lease, sell and operate pipe lines and storage tanks to be used to transport and store oils and gas and for the purposes of conducting a general pipe line and storage business; to construct and maintain gas wells, oil wells, salt wells and refineries and to buy, sell and deal in gas, oil and salt; to erect, acquire, construct, operate and maintain and to sell, lease, encumber and in any manner dispose of plants, refineries, buildings, machinery, pipe lines, goods, wares, merchandise, real and personal property rights of way, easements and other facilities necessary or proper for carrying on any of the aforesaid businesses; and in general and without limitation to conduct and carry on the general business of prospecting for, producing, transporting, selling and otherwise dealing in and with petroleum, rock or carbon oils, natural gas, salt and all mineral substances, their products and by-products and residual products and to deal generally in and with interests of all kinds therein without limitation and carry on any other business which may conveniently be conducted in conjunction with any of the businesses aforesaid.

                                (f) To search for, prospect and explore for ores and minerals and to locate mining claims, grounds or lodes in the United States of America or the territories thereof or in foreign countries, and record the same pursuant to the mining laws of the said United States or other countries; to bore, drill, prospect and mine for gold, silver, copper, lead., zinc, iron, antimony, tin, asbestos, and all kinds of ores, metals, minerals, and precious stones, oils, gas and coal, and to mill., convert, prepare for market and otherwise produce and deal in and with the same and in the products and by-products thereof; to purchase or otherwise acquire, own, exchange, sell or otherwise dispose of, mortgage, hypothecate and deal in minerals and mineral lands of all kinds oil, coal, and timber lands, personal estate, water and water rights, and to work, explore, operate and develop the same, and carry on the business of mining in all its branches; to carry on the business of searching for, prospecting, preparing, procuring, refining, piping, storing, transporting, supplying, buying, selling, manufacturing and distributing petroleum and other oils and their products or by-products; to construct, build, operate and maintain, oil wells, refineries, buildings, works, workhouses; to acquire by grant, purchase or otherwise, any property or privileges from any government, or from any authority, individual, municipal or otherwise, and to perform and fulfill the conditions thereof.

                                (g) To purchase, acquire, own, lease, occupy, operate, sell, manage, let, use, develop or otherwise turn to account any timber lands and generally to conduct the business of timbering, and carrying on the general business of a timber land and general lumber business in all of its branches, and the business of manufacturing, selling, and otherwise dealing and disposing of lumber or timber or any of its by-products, or of any articles manufactured in whole or in part therefrom.

                                (h) To carry on and conduct in all of its branches the general business of acting as sales agents for the sale of coal or other products of any kind upon a commission basis or otherwise, upon such terms and conditions as shall be agreed upon, including the type of sales agency commonly known as “delcredere” or otherwise, and in connection therewith guaranteeing the accounts or credits of any parties and otherwise conducting and operating any such business.

                                (i) In connection with the business of the corporation, to manufacture or otherwise produce, import, export, buy, sell, and in every way deal with and in, either as principal or agent or otherwise, goods, wares, and merchandise and personal property of every kind and description.

                                (j) To purchase, lease, erect, or otherwise acquire, exchange, sell, let or otherwise dispose of, own, maintain, develop and improve any and all property, real or personal, mines, breakers, collieries, coke ovens, plants, oil and gas wells, depots, factories, warehouses, stores, dwellings, houses, buildings or other places useful in connection with the business of the corporation.

                                (k) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or any other governmental authority.

                                (l) To apply for, obtain, purchase, or otherwise acquire any and all patents, patent rights, copyrights, licenses and privileges, inventions, improvements, and processes, trade-marks, trade names, labels, designs and brands relating to or useful in connection with any business of the corporation; and to use, exercise, develop, grant licenses in respect of, sell, traffic in, and exchange the same.

                                (m) To acquire the goodwill, rights and property, and to take over or assume the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the assets in cash, stock or bonds or other securities of the corporation or otherwise.

                                (n) To borrow money for the purposes of the corporation and to issue or assume the payment of bonds, notes, debentures and other obligations, and to secure the same by pledge or mortgage of the whole or any part of the property of the corporation, either real or personal, or to issue bonds, notes, debentures, or other obligations without any such security, and to sell or pledge or dispose of such bonds, notes, debentures, or other obligations.

                                (o) To issue or assume the payment of bonds or other obligations, or issue stock in payment for, labor done, services rendered or property received.

                                (p) To subscribe to, purchase, acquire, hold, own, invest in, assign, pledge or otherwise dispose of or deal in the stock, bonds, and other securities and obligations of any other corporation, any partnership, firm or other association, domestic or foreign, and for whatever purposes organized; and to issue in exchange therefor its stock, bonds, or other obligations, and while the owner of any such stock, bonds, or other obligations, to possess and exercise in respect thereof all of the rights, powers, and privileges of individual owners thereof, including any and all voting powers.

                                (q) To aid by loan, subsidy, guaranty, or in any other manner whatsoever, any corporation whose stock, bonds, securities or other obligations are in any manner either directly or indirectly held or guaranteed or in which the corporation is interested; to do any and all other acts or things toward the preservation, protection, improvement, or enhancement in value of any such stock, bonds, securities, or other obligations, and to do any and all such acts or things designed to accomplish any such purpose.

                                (r) To transact a general real estate agency and brokerage business, including the management of estates; to act as agent, broker or attorney in fact for any persons or corporations in buying, selling and dealing in real property and any and every estate and interest therein, and choses in action secured thereby, judgments resulting therefrom, and other personal property collateral thereto, in making or obtaining loans upon such property, in supervising, managing and protecting such property and loans and all interests in and claims affecting the same, in effecting insurance against fire and all other risks thereon, and in managing and conducting any legal actions, proceedings and business relating to any of the purposes herein mentioned or referred to; to register mortgages and deeds of trust of real property or chattels real and all other securities collateral thereto; to investigate and report upon the credit and financial solvency and sufficiency of borrowers and sureties upon such securities; to purchase and hold real property and any and every estate and interest therein, and choses in action secured thereby, judgments resulting therefrom and other personal property, collateral thereto; to improve, manage, operate, sell, mortgage, lease and otherwise dispose of any property so acquired; to loan upon such property, and to take mortgages and assignments of mortgages of the same; and to transact all or any other business which may be necessary or incidental or proper to the exercise of any or all of the aforesaid purposes of the corporation.

Provided, however, that none of the foregoing purposes or powers listed in these articles shall be construed, nor are they intended to authorize this corporation to exercise any of the powers prohibited by Section 2, of the Indiana General Corporation Act of 1929. (Acts 1929, Ch. 215, Sec. 2, p. 725/)

                                (s) To carry on any business or operation deemed advantageous, which is incidental or accessory to any of the powers or purposes hereinbefore, specified; to acquire, use, undertake, manage, and dispose of contracts, properties and rights pertaining to the foregoing business, goodwill and liabilities of the corporations, associations, firms, and to do anything that a natural person might lawfully do or cause to be done in connection with any of the said things.

                                (t) In connection with the foregoing, to conduct its business and each and every part thereof and maintain offices both within and without the state of Indiana, and in all other states and territories, in the District of Columbia, in all dependencies colonies, or possessions of the United States of America, and in foreign countries and places; and in connection with such business to purchase or otherwise acquire, hold, possess, convey, transfer, mortgage, or otherwise dispose of real and personal property in all thereof, to the extent that the same may be permitted under their laws.

                                (u) To do each and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or all of the objects hereinbefore enumerated or incidental to the powers herein named, or which shall, at any time, appear conductive thereto or necessary for the protection or benefit of the corporation, either as a holder of or as interested in any property or otherwise.

                                (v) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Indiana upon corporations formed under the act hereinbefore referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                                (w) The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of the article shall be regarded as independent objects and purposes.

                     3.    The period during which it is to continue as a corporation is unlimited and perpetual.

                     4.    The post office address of its principal office is 105 South Meridian Street, Indianapolis, Marion County, Indiana.

The name of its resident agent is Albert M. Campbell. The post office address of its resident agent is 105 South Meridian Street, Indianapolis, Marion County, Indiana.

                     5.    The total number of shares into which its authorized capital stock is to be divided is 500 shares of common stock consisting of shares as follows:

                     No shares having a par value

                     500 shares without par value.

                     6.    (If the shares are to be divided into classes or kinds the designations of the different classes, the number and par value, if any, of the shares of each class, and either (a) a statement of the relative rights, preferences, limitations and restrictions of each class, or (b) a provision expressly vesting authority in the board of directors, subject to such restrictions as may be provided, to determine the relative rights, preferences, limitations and restrictions (other than voting-rights) of each class by resolution or resolutions adopted prior to the issuance of any of the shares of such class; and, if the shares of any class are to be issuable in series, descriptions of the several series, and either (a) a statement of the relative rights, preferences, limitations and restrictions of each series, or (b) a provision expressly vesting authority in the board of directors, subject to such restrictions as may be provided, to determine the relative rights, preferences, limitations and restrictions (other than voting rights) of each series by resolution or resolutions adopted prior to the issuance of any of the shares of such series.)

Indicate here:

                     7.    (If the shares are to be divided into classes or kinds, a statement of the voting rights and powers, if any, of the shares of each class, and of each series if the shares of any class are to be issuable in series, including the extent, if any, to which the shares of each such class and series shall be entitled to vote on questions of merger, consolidation and the sale of all or of substantially all of the assets of the corporation.)

Indicate here:

                     8.    The amount of paid-in capital with which this corporation will continue in business is $500.00. (This must not be less than $500.00.)

                     9.    The number of directors of this corporation shall be 8. (This must be an exact number and cannot be stated in the alternative.)

                     10.    The names and addresses of the board of directors of the corporation are as follows:

      Name                   Street              City              County          State
      ----                   ------              ----              ------          -----

Thomas W. Bowers         25 Broadway            New York,           New York,       New York

Albert M. Campbell       105 So. Meridian       Indianapolis,       Marion,         Indiana

Pierre F. Goodrich       Electric Bldg          Indianapolis,       Marion,         Indiana

Robert J. Hyland         76 Beaver Street,      New York,           New York,       New York

J. B. F. Melville        105 So. Meridian       Indianapolis,       Marion,         Indiana

J. Dwight Peterson       420 Circle Tower       Indianapolis,       Marion,         Indiana

Harold D. Wright         8 S. Michigan Ave.     Chicago,            Cook,           Illinois

One Vacancy

                     11.    (Any other provisions, consistent with the laws of this state, for the regulation of the business and conduct of the affairs of the corporation, and creating, defining, limiting or regulating the powers of the corporation, of the directors or of the shareholders or any class or classes of shareholder’s.)

Indicate here:

The following provisions are inserted for the management of the business and the conduct of the affairs of the corporation and for the creation, definition, limitation and regulation of the powers of the corporation, its directors, and its stockholders, and it is hereby expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

          (1)    The board of directors shall have the power without the assent or vote of the stockholders to make, alter, amend and repeal the by-laws of the corporation.

          (2)    The by-laws shall provide for the adoption of a seal of the corporation, which shall have inscribed thereon the name of the corporation as changed by Item (6)(1) of the Articles of Acceptance; i.e., “Fairview Collieries Corporation” and such other wording as the said by-laws shall provide; and the provisions of Article 10 of the Certificate of Incorporation prior to the adoption of these Articles of Acceptance, relating to the seal, are and shall be deemed to be stricken out.

          (3)    The Board of Directors of the corporation shall have power from time to time to fix and determine and to vary the amount to be reserved as working capital of the corporation and before payment of any dividends or making any distribution of profits it may set aside out of the surplus or net profits of the corporation such sum or sums as it may from time to time, in its absolute discretion think proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the corporation or for such other corporate purposes as the board of directors shall think conducive to the interests of the corporation, subject only to such limitations as the by-laws of the corporation may from time to time impose, and the board may also increase, decrease and/or abolish any such reserve or reserves; and to make and determine the use and disposition of any surplus or net profits over and above the capital of the corporation.

          (4)    The board of directors shall have the power, without the assent or vote of the stockholders, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation, including after-acquired property.

          (5)    The corporation may enter into contracts or transact business with one or more of its directors, or with any corporation or association in which any one or more of its directors are stockholders, directors or officers, and such contract or transaction shall not be invalidated or in any wise affected by the fact that such director or directors have or may have interests therein which are or might be averse to the interests of the corporation, and no director or directors having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon: Always provided, however, that such contract or transaction shall at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair and that full and fair disclosure of all of the relevant and material facts, including the interest of such director or directors, shall have been made to the board of directors before any vote is taken on any such proposition.

          (6)    The board of directors of the corporation shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as expressly conferred by the laws of the state of Indiana, unless and until authorized so to do by a resolution of the board of directors.

          (7)    The board of directors of the corporation only by a unanimous vote of all of the directors then in office, shall have the power to appoint any Executive Committee from among their number, which Committee, to the extent and in the manner provided in the by-laws of the corporation, shall have and may exercise all of the powers of the board of directors of the corporation, so far as may be permitted by law in the management of the business and affairs of the corporation whenever the board of directors of the corporation is not in session. The fact that the Executive Committee has acted shall be conclusive evidence that the board of directors was not in session at the time of such action.

          (8)    The board of directors shall have the power from time to time in their discretion to issue any of the shares of the corporation for such consideration as is lawful under the laws of the state of Indiana.

          (9)    The board of directors of the corporation, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by by-laws, is hereby empowered to exercise all such powers as may be exercised by the corporation; subject, nevertheless, to the provisions of the statutes of the state of Indiana, and of these articles of acceptance, and to any regulations that may from time to time be made by the stockholders of the corporation, provided that no regulation so made shall invalidate any provision of these articles of amendment or any prior act of the directors which would have continued valid if such regulation had not been made. Without limiting the generality of the foregoing, it is contemplated that this Corporation shall engage among other things, in the business of mining coal; and the Board of Directors is specifically authorized, without the vote of the stockholders, to purchase, lease or otherwise acquire any real estate believed to contain coal or other minerals, or any rights therein, upon such terms and conditions as the Board of Directors shall deem best, and in connection therewith, without limitation, to enter into any and all contracts, agreements or other arrangements of any kind for financing the enterprise, for completely equipping the Property and placing the same into complete operating condition, and for operating the same; and any such contract, lease, agreement or other arrangement of any kind may be entered into, when authorized by the Board of Directors, with any person, firm or corporation which at the time shall be the holder and owner of any of the shares of capital stock of this Corporation, and interested therein, and although any of the directors, officers or employees of any such corporation shall also be officers, directors or employees of this Corporation., and no Director of this Corporation shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it or them under or by reason of any such contract or transaction.

          (10)    The Corporation reserves the right to increase or decrease its authorized capital stock, in any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders by this certificate of incorporation or any amendment thereto are granted subject to this reservation.

          (11)    Except as otherwise provided in the By-laws, the stockholders and the Board of Directors may hold their meetings and have one or more offices outside of the state of Indiana, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may from time to time be designated by the Board of Directors.

          (12)    The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding thirty (30) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding thirty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meetings, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, or to give such comment) and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

           Witness our hands and seals this 11th day of June, 1943, at Indianapolis, Indiana.

/s/ Albert M. Campbell Vice-President /s/ Howard E. Lohmann Assistant Secretary

STATE OF INDIANA COUNTY OF MARION	) ) )	ss:

Before me, Martha Jane Quick, a Notary Public in and for said County and State, personally appeared Albert M. Campbell and Howard E. Lohmann to me well known to be the Vice President and Assistant Secretary, respectively of the above named corporation and severally acknowledged the execution of the foregoing Articles of Acceptance and swore to the contents thereof this 11th day of June, 1943.

(SEAL);	/s/ Martha Jane Quick Notary Public

My commission expires October 14, 1944

(Articles of Acceptance must be prepared and signed in triplicate in the form prescribed by the Secretary of State, by the president or a vice-president and the secretary or an assistant secretary of the corporation, and acknowledged and sworn to before a Notary Public, by the officers signing the same, and shall be presented in triplicate to the Secretary of State at his office accompanied by the fees prescribed by law.)

ARTICLES OF AMENDMENT

of the

ARTICLES OF INCORPORATION

Of

FAIRVIEW COLLIERIES CORPORATION

Albert M. Campbell, Executive Vice-President and Howard E. Lohmann, Assistant Secretary of the above named corporation respectfully show that:

          1.    The above named corporation was organized or reorganized under "The Indiana General Corporation Act," approved March 16,1929, on June 20, 1923.

          2.    The above named corporation upon the proposal of its Board of Directors by resolution duly adopted by said Board of Directors setting forth the proposed amendment – and directing that the same be submitted to a vote of the shareholders entitled to vote in respect thereof at a designated meeting of such shareholders and upon the adoption thereof by said shareholders at said meeting as provided by law and as hereinafter more specifically set out, does now hereby by Albert M. Campbell, its Executive Vice President and Howard E. Lohmann, its Assistant Secretary, execute and acknowledge the following: [Exact text of Amendment]

Articles of Amendment of its Articles of Incorporation

          3.    (a)   Article 5 of the Articles of Incorporation is hereby amended so as to read as follows:

“5. The total number of shares into which the authorized capital stock of this Corporation is to be divided is 1,000 shares of common stock, consisting of shares as follows:

No shares having a par value 1,000 shares without par value."

The above amendment was adopted in the following manner and by the following vote, that is to say:

The Board of Directors of said corporation, at a duly called (or regular meeting) of said board held on September 21, 1943, at New York City adopted the following resolution of Articles of Amendment of the Articles of Incorporation of said corporation:

“Resolved, That the Board of Directors proposes that Article 5 of the Articles of Incorporation be amended to read as follows:

5. The total number of shares into which the authorized capital stock of this Corporation is to be divided is 1,000 shares of common stock, consisting of shares as follows:

No shares having a par value 1,000 shares without par value.

“Be it further resolved, that this proposed amendment be submitted to a vote of the shareholders entitled to vote thereon at a special meeting, to be held on the 21st day of September, 1943, at the City of New York.

"Be it further resolved that a special meeting of the shareholders entitled to vote thereon is hereby called for September 21, 1943, at 3:30 P.M., E.W.T., at the office of the Secretary, 67 Wall Street, New York.

A special meeting of the shareholders was held accordingly on the said 21st day of September, 1943, pursuant to waiver, and a majority of the shareholders entitled to vote was present, either in person or by proxy, and participated in the meeting.

If the ten days notice of the shareholders’ meeting, required by statute to be given to the shareholders, was waived by the shareholders, state if a majority of the shareholders entitled to vote was present, either in person or by proxy, and participated in the meeting.

(b) At the shareholders’ meeting the shareholders entitled to vote in respect of said amendments to the articles of Incorporation, upon the call and notice required by law, notice having duly been waived as aforesaid, did adopt the above amendment(s) by the affirmative vote of the holders of at least a majority and/or such greater proportion as required by its Articles of Incorporation, of the outstanding shares entitled to vote thereon; and/or by the affirmative votes of the holders of at least a majority and/or such greater proportion as required by its Articles of Incorporation of the outstanding shares entitled to vote as a class thereon; and/or at least a majority of the outstanding shares of all other classes entitled to vote thereon.

(c) 1. The amount or number of shares heretofore authorized are as follows:

500 shares of common stock having no par value.

2. The additional amount or number of shares authorized by this amendment are as follows:

500 shares of common stock having no par value.

(d) 1. The amount or number of shares heretofore authorized are as follows:

2. The amount or number of shares heretofore authorized that have been issued are as follows:

3. The amount or number of shares of reduction authorized by this amendment is as follows:

4. Said reduction will be accomplished in the following manner, to-wit:

(e) 1. The amount or number of shares heretofore authorized areas follows:

2. The amount or number of shares heretofore authorized that have been issued are as follows:

3. The change to be made by this amendment is

4. The manner in which the change shall be effected is

                     In witness whereof the undersigned Executive Vice President and Assistant Secretary, respectively of said corporation have hereunto set their hands and seals this 9th day of October, 1943.

/s/ Albert M. Campbell Vice President /s/ Howard E. Lohmann Assistant Secretary

State of Indiana County of Marion	) ) )	ss:

                     Before me, Martha Jane Quick, a Notary Public in and for said County and State, personally appeared Albert M. Campbell and Howard E. Lohmann well known to me to be the Executive Vice President and the Assistant Secretary, respectively of the above named corporation and severally acknowledged the execution of the foregoing Articles of Amendment.

                     Witness my hand and notarial seal this 9th day of October, 1943.

(SEAL)	/s/ Martha Jane Quick Notary Public

My commission expires October 14, 1944.

(Articles of Amendment must be executed in triplicate; all three copies must be approved by the Secretary of State, who retains one copy; one copy must be filed by the corporation with the County Recorder of the County in which the Articles of incorporation of such corporation were or should have been filed for record, before the corporation exercises any authority under the amendment; the corporation retains the other copy.)

ARTICLES OF AMENDMENT

of the

ARTICLES OF INCORPORATION

Of

FAIRVIEW COLLIERIES CORPORATION

                     Robert P. Koenig, President and Howard E. Lohmann, Assistant Secretary of the above named corporation respectfully show that:

          1.    The above named corporation was organized or reorganized under "The Indiana General Corporation Act," approved March 16, 1929, on June 20, 1923.

          2.    The above named corporation upon the proposal of its Board of Directors by resolution duly adopted by said Board of Directors setting forth the proposed amendment and directing that the same be submitted to a vote of the shareholders entitled to vote in respect thereof at a designated meeting of such shareholders and upon the adoption thereof by said shareholders at said meeting as provided by law and as hereinafter more specifically set out, does now hereby by Robert P. Koenig, its President and Howard E. Lohmann, its Assistant Secretary execute and acknowledge the following:

Articles of Amendment of its Articles of Incorporation

          3.    (a) Article 9 of the Articles of Incorporation is hereby amended so as to read as follows:

9. "The number of directors of this corporation shall be five (5)." The above amendment was adopted in the following manner and by the following vote, that is to say:

The Board of Directors of said corporation, at a duly called (or regular meeting) of said board held on April 19, 1948, at Indianapolis, Indiana adopted the following resolution of Articles of Amendment of the Articles of Incorporation of said corporation:

“Resolved, That the Board of Directors proposes that Article 9 of the Articles of Incorporation be amended to read as follows: "9. The number of directors of this corporation shall be five (5)."

“Be it further resolved, that this proposed amendment be submitted to a vote of the shareholders entitled to vote thereon at a special meeting, to be held on the 19th day of April, 1948, at Indianapolis, Indiana.

“Be it further resolved that a special meeting of the shareholders entitled to vote thereon is hereby called for April 19, 1948 at 1:00 P.M., at 105 South Meridian Street, Indianapolis, Indiana.

A Special meeting of the shareholders was held accordingly on the said 19th day of April, 1948, pursuant to waiver, and a majority of the shareholders entitled to vote was present, either in person or by proxy, and participated in the meeting.

If the ten days notice of the shareholders’ meeting, required by statute to be given to the shareholders, was waived by the shareholders, state if a majority of the shareholders entitled to vote was present, either in person or by proxy, and participated in the meeting.

(b) At the shareholders’ meeting the shareholders entitled to vote in respect of said amendments to the Articles of Incorporation upon the call and notice required by law, notice having duly been waived as aforesaid, did adopt the above amendment(s) by the affirmative vote of the holders of at least a majority and/or such greater proportion as required by its Articles of Incorporation, of the outstanding shares entitled to vote thereon; and./or by the affirmative votes of the holders of at least a majority and/or such greater proportion as required by its Articles of Incorporation of the outstanding shares entitled to vote as a class thereon; and/or at least a majority of the outstanding shares of all other classes entitled to vote thereon.

(c) 1. The amount or number of shares heretofore authorized are as follows:

2. The additional amount or number of shares authorized by this amendment are as follows:

(d) 1. The amount or number of shares heretofore authorized are as follows:

2. The amount or number of shares heretofore authorized that have been issued are as follows:

          3.    The amount or number of shares of reduction authorized by this amendment is as follows:

4. Said reduction will be accomplished in the following manner, to-wit:

(e) 1. The amount or number of shares heretofore authorized areas follows:

2. The amount or number of shares heretofore authorized that have been issued are as follows: 3. The change to be made by this amendment is 4. The manner in which the change shall be effected is

                     In witness whereof the undersigned President and Assistant Secretary respectively of said corporation have hereunto set their hands and seals this 19th day of April, 1948.

/s/ Robert P. Koenig President /s/ Howard E. Lohmann Assistant Secretary

State of Indiana County of Marion	) ) )	ss:

                     Before me, Clifton A. Tharp, a Notary Public in and for said County and State, personally appeared Robert P. Koenig and Howard E. Lohmann, well known to me to be the President and the Assistant Secretary, respectively of the above named corporation and severally acknowledged the execution of the foregoing Articles of Amendment.

                     Witness my hand and notarial seal this 20th day of April, 1948.

(Seal)	/s/ Clifton A. Tharp Notary Public

My commission expires May 8, 1951.

(Articles of Amendment must be executed in triplicate; all three copies must be approved by the Secretary of State, who retains one copy; one copy must be filed by the corporation with the County Recorder of the County in which the Articles of Incorporation of such corporation were or should have been filed for record, before the corporation exercises any authority under the amendment; the corporation retains the other copy.)

ARTICLES OF MERGER

-of-

MIAMI COAL COMPANY

-into

FAIRVIEW COLLIERIES CORPORATION

The undersigned,

MIAMI COAL COMPANY, a corporation organized in Indiana on April 26, 1901 under the Act of June 15, 1852, and having accepted the provisions of the Indiana General Corporation Act., as amended, on September 28, 1939 (hereinafter referred to as the “Merging Corporation”) and

FAIRVIEW COLLIERIES CORPORATION, a corporation organized in Indiana on June 20, 1923 under the corporate title of Indiana Industrial Land Company, and having accepted the provisions of the Indiana General Corporation Act, as amended, and its corporate title having been changed to Fairview Collieries Corporation on June 11, 1943 (hereinafter referred to as the “Surviving Corporation”), each desiring to give notice of corporate action effectuating the merger of the Merging Corporation and the Surviving Corporation, and acting by its President or Vice-President and its Secretary or Assistant Secretary, hereby certifies, each with respect to the facts and acts relating to it and the action taken by its Board of Directors and Shareholders, the following facts:

SUBDIVISION A

AGREEMENT OF MERGER AND SIGNATURES THERETO

                     The Merging Corporation and the Surviving Corporation have entered into an Agreement of Merger, the title, parties, terms, conditions and signatures of which are as follows:

AGREEMENT OF MERGER
OF
MIAMI COAL COMPANY
a corporation organized and existing under
the laws of the State of Indiana

-into-

FAIRVIEW COLLIERIES CORPORATION
a corporation organized and existing under
the laws of the state of Indiana

W I T N E S S E T H:

                     That the corporations above-named, in order to merge in accordance with the laws of the State of Indiana, do hereby enter into this Agreement of Merger prescribing the terms and conditions of the merger, the mode of carrying the same into effect, the manner of converting the shares of the Merging Corporation which is to be merged into shares of the corporation surviving such merger, and to set forth such other facts as shall be required or permitted to be sot forth in agreements of merger under the laws of the State of Indiana, and do covenant and agree as follows:

                     FIRST: The name of the corporation proposing to merge is:

                                MIAMI COAL COMPANY, a corporation organized and existing under the laws of the State of Indiana, which is hereinafter referred to as the "Merging Corporation".

                                The name of the corporation into which it proposes to merge is FAIRVIEW COLLIERIES CORPORATION, a corporation organized and existing under the laws of the State of Indiana which is hereinafter referred to as the "Surviving Corporation".

                                The location of the principal office of the Surviving Corporation is 105 South Meridian Street, Indianapolis, Indiana. The name of its resident agent is Robert P. Koenig, 105 South Meridian Street, Indianapolis, Indiana.

                     SECOND: The names, states of incorporation and the laws of such states under which such merging and surviving corporations were organized, and the dates of incorporation are as follows:

                                MIAMI COAL COMPANY was organized in Indiana on April 26, 1901 under the Act of June 15, 1852, entitled “An Act for the Incorporation of Manufacturing and Mining Companies and Companies for Mechanical, Chemical and Building Purposes”, as amended, and was reorganized on September 28, 1939 under the Indiana General Corporation Act.

                                FAIRVIEW COLLIERIES CORPORATION was organized in Indiana on June 20, 1923 under the corporate title of Indiana Industrial Land Company and it was reorganized under the Indiana General Corporation Act of 1929 and its corporate title changed to Fairview Collieries Corporation on June 11, 1943.

                     THIRD: A restatement of such provisions of the Articles of Incorporation of the Surviving Corporation as may be deemed necessary or advisable to give effect to the proposed merger are as follows:

                     (1)    The name of the Surviving Corporation is FAIRVIEW COLLIERIES CORPORATION.

                     (2)    The nature and purposes for which it is formed are as follows:

                                (a)   To carry on and conduct the general business of mining in all of its branches; to search for, prospect and explore for ores, metals, minerals and mineral substances and products of all kinds, (including but not limited to coal, oil, petroleum, gas, clay and stone); to carry on and conduct general mining operations with respect thereto for the recovery of any such ores, metals or mineral substances or products; to mine and recover the same; to carry on the business of milling, concentrating, treating, converting, preparing for market and otherwise producing and dealing in and with any such ores, metals, minerals and mineral substances and products, and the by-products and end-products thereof, of every kind and description and by whatsoever process the same can or may now or hereafter be produced; to buy, sell, exchange, lease, acquire and generally deal in and with mines, minerals, mineral rights, mineral properties and mining claims and licenses, and to conduct all business appertaining thereto; to carry on any such business or activities either as principal or agent;

                                (b)    To mine, produce, develop, sell, purchase, deal in (both at wholesale and retail), export and import coal and other mineral or combustible substances, and to purchase, lease, mortgage, obtain rights with respect to and sell coal lands, coal rights, coal and timber lands, and to manufacture, produce, buy, sell and deal in or deal with all products and by-products of any such lands, rights and materials or substances;

                                (c)    To buy, sell, exchange and generally deal in and with and to carry on and conduct in all of its branches, either as principal or agent, the general business of dealers in minerals, mineral substances, ores, and mineral products and by-products of all kinds, especially but not exclusively coal, petroleum, oil, gas, clay, carbon, petroleum carbon, briquettes and all other products and by-products derived from mines or mining or mineral properties or produced, marketed or sold or offered for sale by operators of any such properties;

                                (d)    To purchase or otherwise acquire, and to hold, own, maintain, work and develop, and to sell, lease, let, convey, mortgage, or otherwise dispose of, lands and leaseholds and any interest, estate or rights in real property, and in personal or mixed property, or any franchises, rights, licenses, or privileges necessary, convenient or appropriate for any of the purposes herein expressed;

                                (e)    To carry on and conduct in all its branches the general business of prospectors for, producers of, and dealers in and with, petroleum, rock or carbon oils, natural gas and other minerals, and mineral and hydrocarbon substances of all kinds and all rights therein; to prospect for, bore for, drill for, mine and otherwise attain and produce petroleum, rock or carbon oils, natural gas and other minerals and mineral and hydrocarbon substances of all kinds; to lease, sublease, purchase or otherwise acquire, and to hold, operate, sell, lease or otherwise dispose of or deal in petroleum, oil and natural gas lands and leases, and rights and interests of any kind or character therein; to enter into contracts for prospecting for petroleum, rock or carbon, oils or natural gas or other mineral substances, or for the drilling of oil and gas wells, and to carry out and execute any such contracts; to produce, manufacture, prepare for market, buy, sell, distribute and transport, petroleum, oil, natural gas or other mineral and hydrocarbon substances, in crude or refined form; to construct and maintain and operate conduits, pipes and lines of tubing for the transportation of natural gas or oil; provided, that such powers shall not be construed to authorize the Corporation to engage in the business of transporting oil, except as such transportation may be necessary to deliver its own oil to a common carrier thereof, nor to engage in the business of transporting gas, except for use in its own operations, and the power to sell gas is expressly limited to the sale of such gas at the mouth of the well or place of production, under private contract, and at wholesale only;

                                (f)    To mine, produce, develop, sell, purchase, deal in (both at wholesale and retail), export and import coal, oil and other mineral or combustible substances, and to purchase, lease, mortgage, obtain rights with respect to and sell coal lands, coal rights, coal, oil and timber lands, and to manufacture, produce, buy, ,sell, and deal in or deal with all products and by-products of any such lands, rights and materials or substances;

                                (g)    To carry on and conduct in all of its branches (either as principal or as manager or agent for others) a general farm business, including agriculture, dairying, animal husbandry, etc. and other businesses and activities related thereto or to the utilization, conservation, reclamation and improvement of lands; to purchase, own, lease, manage and operate farms and timber lands, ranges or other real property or rights therein, and to utilize them and turn them to account;

                                (h)    To purchase or otherwise acquire, and to hold., own, maintain, work and develop, and to sell, lease, let, convey, mortgage, or otherwise dispose of, lands and leaseholds and any interest, estate or rights in real property, and in personal or mixed property, or any franchises, rights, licenses, or privileges necessary, convenient or appropriate for any of the purposes herein expressed;

                                (i)    In connection with the business of the Corporation, to manufacture or otherwise produce, import, export, buy, sell, and in every way deal with and in, either as principal or agent or otherwise, goods, wares and merchandise and personal property of every kind and description;

                                (j)    To purchase, lease, erect, or otherwise acquire, exchange, sell, let or otherwise dispose of, own, maintain, develop and improve any and all property, real or personal, mines, breakers, collieries, coke ovens, plants, oil and gas wells, depots, factories, warehouses, stores, dwellings, houses, buildings, or other places useful in connection with the business of the Corporation;

                                (k)    To borrow money for the purposes of the Corporation and to issue or assume the payment of bonds, notes, debentures and other obligations, and to secure the same by pledge or mortgage of the whole or any part of the property of the Corporation, either real or personal, or to issue bonds, notes, debentures, or other obligations;

                                (1)    To carry on any business or operation deemed advantageous, which is incidental or accessory to any of the powers or purposes hereinbefore specified; to acquire, use, undertake, manage, and dispose of contracts, properties and rights pertaining to the foregoing business, including the assets, franchises, business, goodwill and liabilities of corporations, associations, firms, and individuals, and to give guarantees in respect thereof; and, generally, to do anything that a natural person might lawfully do or cause to be done in connection with any of the said things;

                                (m)    In connection with the foregoing to conduct its business and each and every part thereof and maintain offices both within and without the State of Indiana, and in all other states and territories, in the District of Columbia, in all dependencies, colonies, or possessions of the United States of America, and in foreign countries and places; and in connection with such business to purchase or otherwise acquire, hold, possess, convey, transfer, mortgage, or otherwise dispose of real and personal property in all thereof, to the extent that the same may be permitted under their laws;

                                (n)    To carry on and conduct any business or activities of the Corporation, either as principal or agent.

                                (o)    To do each and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or all of the objects hereinbefore enumerated or incidental to the powers herein named, or which shall, at any time, appear conducive thereto or necessary for the protection or benefit of the Corporation, either as a holder of or as interested in any property or otherwise.

                                (p)    In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Indiana upon corporations formed under the act hereinbefore referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do;

                                (q)    The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any clause in the certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                     (3)    The period during which the Surviving Corporation is to continue as a corporation is perpetual.

                     (4)    The post office address of the principal office of the Surviving Corporation is 105 South Meridian Street, Indianapolis, Marion County, Indiana.

The name of its resident agent is Robert P. Koenig. The post office address of its resident agent in 105 South Meridian Street, Indianapolis, Marion County, Indiana.

                     (5)    The total number of shares into which the authorized capital stock of the Surviving Corporation is divided is 1,000 shares of common stock consisting of shares as follows:

No shares having a par value. 1,000 shares without par value.

                     (6)    The number of directors of the Surviving Corporation shall continue to be five.

                     (7)    The names and addresses of the Board of Directors of the Surviving Corporation now in office (and who are to continue in office) are as follows:

Robert K. Beacham	105 South Meridian Street Indianapolis, Indiana

Albert X. Campbell	709 Electric Building Indianapolis, Indiana

Robert P. Koenig	105 South Meridian Street Indianapolis, Indiana

James W. Morgan	105 South Meridian Street Indianapolis, Indiana

Harold D. Wright	8 South Michigan Avenue Chicago, Illinois

                     (8)    The following provisions are set forth for the management of the business and the conduct of the affairs of the corporation and for the creation, definition, limitation and regulation of the powers of the corporation, its directors and its stockholders, and it is hereby expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law.

                     The Board of Directors shall have power, without the assent or vote of the shareholders, to make, alter, amend and repeal the By-Laws of the Corporation; to determine and vary the amount to be reserved as working capital before the payment of dividends., and to determine the disposition of net profits over the capital of the Corporation.

                     The Board of Directors shall have power, without the assent or vote of the shareholders, to authorize and cause to be executed mortgages and liens upon real and personal property of the Corporation, including after-acquired property. The Corporation may enter into contracts or transact business with one or more of its directors, or any corporation in which its directors are shareholders, directors, or officers; such contract or transaction shall not be invalidated or affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of the Corporation, and no director having such interests adverse to the Corporation shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person for any loss incurred by reason thereof, nor shall such director be accountable for any gains; provided that such contract or transaction, at the time it was entered into, shall have been reasonable and upon terms that were fair at the time, and that full disclosure of all of the relevant facts, including the interests of such director, shall have been made to the Board of Directors before any vote is taken on any such proposition.

                     Any meeting of the shareholders or directors of the Corporation, whether annual, regular or special, may be held either within or without the State of Indiana, and if held within the State of Indiana, need not be held at the principal office of the Corporation.

                     Each director and officer shall be indemnified by the Corporation against expenses reasonably incurred by him, (including, but not limited to, counsel fees and settlements out of court in amounts approved by the Board of Directors, but not including any case where in the opinion of counsel for the Corporation the directors and officers affected are liable) in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Corporation (whether or not he continues to be a director or officer at the time of incurring such expenses), except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable or to have been derelict in the performance of his duty as such director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                     FOURTH: The manner and basis of converting the shares of capital stock of the Merging Corporation Into shares of capital stock of the Surviving Corporation are as follows:

                                (a)   The shares of the issued capital stock of Miami Coal Company, the Merging Corporation, aggregating 3,500 shares having a par value of $100.00 each shall be converted into shares of stock of the Surviving Corporation upon the basis of two (2) shares of the no par value common stock of the Surviving Corporation in exchange for each thirty-five (35) shares of the common stock of the said Miami Coal Company, and all rights therein; and there shall be delivered to the shareholders of said Merging Corporation, upon presentation and surrender by them to the Surviving Corporation for cancellation and extinguishment of certificates for shares of stock of the Merging Corporation, certificates representing two (2) shares of full paid and non-assessable common stock of the Surviving Corporation for each thirty-five (35) shares of common stock of the Merging Corporation so surrendered and cancelled.

                     FIFTH: The said merger is also subject to the following provisions:

                     When the merger has been effected as hereinbefore provided, and a Certificate of Merger issued:

                                (a)    Fairview Collieries Corporation, the Surviving Corporation, shall survive the merger.

                                (b)    The separate existence of Miami Coal Company, the Merging Corporation, shall cease.

                                (c)    The Surviving Corporation shall have all of the rights, privileges, immunities and powers, and shall be subject to all of the duties and liabilities of, a corporation organized under Article 2 of the Indiana General Corporation Act.

                                (d)    Said Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, powers and franchises as well of a public as of a private nature of the Merging Corporation; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares of capital stock, and all other choses in action and all and every other interest, of or belonging to or due to the Merging Corporation shall be taken and deemed to be transferred to and vested in such Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in the Merging Corporation, shall not revert or be in any way impaired by reason of such merger.

                                (e)    Such Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Merging Corporation in the same manner and to the same extent as if such Surviving Corporation had itself incurred the same or contracted therefor; and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if such merger had not taken place, or such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Merging Corporation shall be impaired by such merger but such liens shall be limited to the property upon which they were liens immediately prior to the time of such merger.

                     IN WITNESS WHEREOF, MIAMI COAL COMPANY, an Indiana corporation and FAIRVIEW COLLIERIES CORPORATION, an Indiana corporation, corporations party to this Agreement of Merger, have caused this Agreement of Merger to be signed by their proper officers and their corporate seals to be affixed hereto, all as of this 21st day of February, 1950.

Attest: /s/ H. E. Lohmann Assistant Secretary Attest: /s/ H. E. Lohmann Assistant Secretary	MIAMI COAL COMPANY By: /s/ Robert P. Koenig President FAIRVIEW COLLIERIES CORPORATION By: /s/ Robert P. Koenig President

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, hereby certify that ROBERT P. KOENIG, the President, and HOWARD E. LOHMANN, the Assistant Secretary of MIAMI COAL COMPANY, the officers who executed the foregoing Agreement of Merger, personally appeared before me and acknowledged the execution of such Agreement of Merger for and in behalf of such Corporation.

           WITNESS my hand and notarial seal this 21st day of February, 1950.

My commission expires: June 29, 1953	/s/ Louise Pasmas Name: Louise Pasmas Notary Public

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, hereby certify that ROBERT P. KOENIG, the President, and HOWARD E. LOHMANN, the Assistant Secretary of FAIRVIEW COLLIERIES CORPORATION, the officers who executed the foregoing Agreement of Merger, personally appeared before me and acknowledged the execution of such Agreement of Merger for and in behalf of such Corporation.

           WITNESS my hand and notarial seal this 21st day of February, 1950.

My commission expires: June 29, 1953	/s/ Louise Pasmas Name: Louise Pasmas Notary Public

SUBDIVISION B

MANNER OF ADOPTION AND VOTE

1.   Action by Miami Coal Company, the Merging Corporation

          (a) Action at First Directors' Meeting. The Board of Directors of Miami Coal Company,, the Merging Corporation., at a special meeting thereof, duly called, constituted and held on January 27, 1950 , at which a quorum of such Board of Directors was present, adopted, by a majority vote of the members of such Board,, a resolution approving the Agreement of Merger and directing that it be submitted to the Shareholders of said Merging Corporation entitled to vote in respect thereof, at a special meeting of such Shareholders, to be held on January 27, 1950, at 105 South Meridian Street, Indianapolis, Indiana., to consider, and adopt or reject, the Agreement of Merger, in accordance with Waiver of Notice in writing duly executed by the holders of all of the outstanding shares of said Merging Corporation entitled to vote with respect thereof; the said Waiver set forth in reasonable detail the purpose or purposes for which the meeting was called and the time and place thereof.

          The Board of Directors of said Merging Corporation, by appropriate resolutions adopted in conjunction with the resolutions heretofore referred to, and anticipating the event that the Shareholders of each of the corporations parties to the Agreement of Merger would vote unanimously in favor of the adoption of said Agreement of Merger, authorized the execution and consummation of said Agreement of Merger immediately upon the adoption thereof by the unanimous vote of the Shareholders of each of said corporations.

          (b) Action at Shareholders' Meeting. The Shareholders of said Merging Corporation entitled to vote in respect of the Agreement of Merger., at a special meeting thereof, duly called, constituted and held on January 27, 1950, at which meeting the holders of 3,500 shares of capital stock of said Merging Corporation, being all of the outstanding capital stock thereof, were present in person or by proxy, authorized adoption of the Agreement of Merger by the affirmative votes of 3,500 shares of said stock. The facts as to the number of shares entitled to vote in respect of the Agreement of Merger, the number of shares voted in favor of the adoption of the Agreement of Merger, and the number of shares voted against such adoption, are as follows: In favor of the adoption of Agreement of Merger 3,500 shares; against such adoption., none. The said Agreement of Merger was therefore adopted by the unanimous vote of the Shareholders of said Merging Corporation.

          (c) Compliance with Legal Requirements. The manner of the adoption of the Agreement of Merger, and the vote by which it was adopted, constitute full legal compliance with the provisions of the Indiana General Corporation Act, the Articles of Incorporation, and the By-laws of the said Merging Corporation.

2.   Action by Fairview Collieries Corporation, the Surviving Corporation

          (a) Action at First Directors' Meeting. The Board of Directors of Fairview Collieries Corporation., the Surviving Corporation, at a special meeting thereof, duly called., constituted and held on January 27, 1950 , at which a quorum of such Board of Directors was present, adopted, by a majority vote of the members of such Board, a resolution approving the Agreement of Merger and directing that it be submitted to the Shareholders of said Surviving Corporation entitled to vote in respect thereof, at a special meeting of such Shareholders, to be held on January 27, 1950, at 105 South Meridian Street, Indianapolis, Indiana, to consider, and adopt or reject, the Agreement of Merger, in accordance with Waiver of Notice in writing duly executed by the holders of all of the outstanding shares thereof; the said Waiver set forth in reasonable detail the purpose or purposes for which the meeting was called and the time and place thereof.

          The Board of Directors of said Surviving Corporation., by appropriate resolutions adopted in conjunction with the resolutions heretofore referred to, and anticipating the event that the Shareholders of each of the corporations parties to the Agreement of Merger would vote unanimously in favor of the adoption of said Agreement of Merger, authorized the execution and consummation of said Agreement of Merger immediately upon the adoption thereof by the unanimous vote of the Shareholders of each of said corporations.

          (b) Action at Shareholders' Meeting. The Shareholders of said Surviving Corporation entitled to vote in respect of the Agreement of Merger, at a special meeting thereof, duly called, constituted and held on January 27, 1950, at 'which meeting the holders of 700 shares of capital stock of said Surviving Corporation, being all of the outstanding capital stock thereof, were present in person or by proxy, authorized adoption of the Agreement of Merger by the affirmative votes of 700 shares of said stock. The facts as to the number of shares entitled to vote in respect of the Agreement of Merger, the number of shares voted in favor of the adoption of the Agreement of Merger, and the number of shares voted against such adoption, are as follows: In favor of the adoption of Agreement of Merger 700 shares; against such adoption, none. The said Agreement of Merger was therefore adopted by the unanimous vote of the Shareholders of said Surviving Corporation.

          (c) Compliance with Legal Requirements. The manner of the adoption of the Agreement of Merger, and the vote by which it was adopted, constitute full legal compliance with the provisions of the Indiana General Corporation Act, the Articles of Incorporation, and the By-laws of the said Surviving Corporation.

          IN WITNESS WHEREOF the undersigned Merging Corporation and the undersigned Surviving Corporation have respectively caused the foregoing Articles of Merger to be executed for and in their behalves, respectively, by their respective Presidents and their respective Assistant Secretaries this 21st day of February, 1950.

Attest: /s/ Howard E. Lohmann Howard E. Lohmann Assistant Secretary Attest: /s/ Howard E. Lohmann Howard E. Lohmann Assistant Secretary	MIAMI COAL COMPANY
BY /s/ Robert P. Koenig
Robert P. Koenig
President

(Corporate Seal)
MERGING CORPORATION

FAIRVIEW COLLIERIES CORPORATION
By /s/ Robert P. Koenig
Robert P. Koenig
President

(Corporate Seal)
SURVIVING CORPORATION

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, hereby certify that ROBERT P. KOENIG, the President, and HOWARD E. LOHMANN, the Assistant Secretary, of MIAMI COAL COMPANY, the officers who executed the foregoing Articles of Merger, personally appeared before me; acknowledged the execution of such Articles of Merger for and in behalf of such Corporation; and swore to the truth of the facts therein stated.

           WITNESS my hand and Notarial Seal this 21st day of February, 1950.

My commission expires: June 29, 1953	/s/ Louise Pasmas Name: Louise Pasmas Notary Public

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, hereby certify that ROBERT P. KOENIG, the President, and HOWARD E. LOHMANN, the Assistant Secretary, of FAIRVIEW COLLIERIES CORPORATION, the officers who executed the foregoing Articles of Merger, personally appeared before me; acknowledged the execution of such Articles of Merger for and in behalf of such Corporation; and swore to the truth of the facts therein stated.

           WITNESS my hand and Notarial Seal this 21st day of February, 1950.

My commission expires: June 29, 1953	/s/ Louise Pasmas Name: Louise Pasmas Notary Public

ARTICLES OF MERGER
OF

MEADOWLARK FARMS, INC.

INTO

FAIRVIEW COLLIERIES CORPORATION

          The undersigned, Meadowlark Farms, Inc. (hereinafter referred to as the "Merging Corporation"), existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), and Fairview Collieries Corporation (hereinafter referred to as the "Surviving Corporation"), existing pursuant to the provisions of the Act, each desiring to give notice of corporate action effectuating the merger of the Merging Corporation into the Surviving Corporation, and acting by its President or Vice-President and its Secretary or Assistant Secretary, hereby certify, each with respect to the facts and acts relating to it and the acts taken by its Board of Directors and Shareholders, the following facts:

SUBDIVISION A
AGREEMENT OF MERGER AND SIGNATURES THERETO

          The Merging Corporation and the Surviving Corporation have entered into an Agreement of Merger, the title, parties, terms, conditions, and signatures of which are as follows:

SUBDIVISION B

MANNER OF ADOPTION AND VOTE

1. Action by the Merging Corporation

          (a). Action at First Directors' Meeting. The Board of Directors of the Merging Corporation, at a special meeting thereof, duly called, constituted and held on November 9, 1965, adopted, by a majority vote of the members of such Board, a resolution approving the Agreement of Merger and directing that it be submitted for approval or rejection to the Shareholders of the Merging Corporation entitled to vote in respect thereof at a special meeting of such Shareholders to be held November 23, 1965.

          (b). Action at Shareholders' Meeting. The Shareholders of the Merging Corporation entitled to vote in respect of the Agreement of Merger, a special meeting thereof, duly called, constituted and held on November 23, 1965, at which all issued and standing shares were present in person or by proxy, authorized adoption of the Agreement of Merger by the Merging Corporation.

          The number of shares entitled to vote in respect of the Agreement of Merger, the number of shares voted in favor of the adoption of the Agreement of Merger, and the number of shares voted against such adoption are as follows: all of the shares voted in favor; none voted against the merger.

          (c). Action at Second Directors' Meeting. The Board of Directors of the Merging Corporation, at a NOT APPLICABLE meeting thereof, duly called, constituted and held on (date), reconsidered the Agreement of Merger and adopted, by a majority vote of the members of such Board, a resolution again approving the Agreement of Merger and authorizing the execution thereof by the undersigned President or Vice-President and Secretary or Assistant Secretary of the Merging Corporation, for and in its behalf.

          (d). Compliance with Legal Requirements. The manner of the adoption of the Agreement of Merger, and the vote by which it was adopted, constitute fun legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-laws of the Merging Corporation.

2. Action by the Surviving Corporation

          (a). Action at First Directors' Meeting. The Board of Directors of the Surviving Corporation, at a special meeting thereof, duly called, constituted and held on November 9, 1965, adopted, by a majority vote of the members of such Board, a resolution approving the Agreement of Merger and directing that it be submitted for approval or rejection to the Shareholders of the Surviving Corporation entitled to vote in respect thereof at a special meeting of such Shareholders to be held November 23, 1965.

          (b). Action at Shareholders' Meeting. The Shareholders of the Surviving Corporation entitled to vote in respect of the Agreement of Merger, at a special meeting thereof, duly called, constituted and held on November 23, 1965, at which all issued and outstanding shares were present in person or by proxy, authorized adoption of the Agreement of Merger by the Surviving Corporation.

          The number of shares entitled to vote in respect of the Agreement of Merger, the number of shares voted in favor of the adoption of the Agreement of Merger, and the number of shares voted against such adoption are as follows: all of the shares voted in favor; none voted against the merger.

          (c). Action at Second Directors' Meeting. The Board of Directors of the Surviving Corporation, at a NOT APPLICABLE meeting thereof, duly called, constituted and held on (date) reconsidered the Agreement of Merger and adopted, by a majority vote of the members of such Board, a resolution again approving the Agreement of Merger and authorizing the execution thereof by the undersigned President or Vice-President and Secretary or Assistant Secretary of the Surviving Corporation, for and in its behalf.

          (d). Compliance with Legal Requirements. The manner of the adoption of the Agreement of Merger, and the vote by which it was adopted, constitute fun legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-laws of the Surviving Corporation.

          IN WITNESS WHEREOF, the undersigned Merging Corporation and the undersigned Surviving Corporation, respectively, execute these Articles of Merger, their respective Presidents or Vice Presidents and their respective Secretaries or Assistant Secretaries acting for and in behalf of such corporations; and each of such corporations certifies to the truth of the facts and acts relating to it and the action taken by its Board of Directors and Shareholders. Dated this 23rd day of November, 1995.

Attest: /s/ Howard E. Lohmann Howard E. Lohmann Secretary Attest: /s/ Howard E. Lohmann Howard E. Lohmann Secretary	MEADOWLARK FARMS, INC.

By /s/ Norman E. Kelb
Norman E. Kelb
President

(Corporate Seal)

"Merging Corporation"

FAIRVIEW COLLIERIES CORPORATION

By /s/ Norman E. Kelb
Norman E. Kelb
President

(Corporate Seal)

"Surviving Corporation"

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Norman E. Kelb, the President, and Howard E. Lohmann, the Secretary, of Meadowlark Farms, Inc., the officers executing the foregoing Articles of Merger, personally appeared before me; acknowledged the execution thereof for and in behalf of such Corporation; and swore to the truth of the facts therein stated.

           WITNESS my hand and Notarial Seal this 23rd day of November, 1965.

/s/ Rosemary Kruger Rosemary Kruger Notary Public

My commission expires
October 18, 1967

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Norman E. Kelb, the President, and Howard E. Lohmann, the Secretary, of Fairview Collieries Corporation, the officers executing the foregoing Articles of Merger, personally appeared before me; acknowledged the execution thereof for and in behalf of such Corporation; and swore to the truth of the facts therein stated.

           WITNESS my hand and Notarial Seal this 23rd day of November, 1965.

/s/ Rosemary Kruger Rosemary Kruger Notary Public

My commission expires
October 18, 1967

This instrument was prepared by Patrick J. Smith

AGREEMENT OF MERGER

BETWEEN

MEADOWLARK FARMS, INC.

AND

FAIRVIEW COLLIERIES CORPORATION

           AGREEMENT OF MERGER, dated this 23rd day of November, 1965, by and between MEADOWLARK FARMS, INC., an Indiana corporation (hereinafter sometimes referred to as "Meadowlark". or the "Merging Corporation"), and FAIRVIEW COLLIERIES CORPORATION, an Indiana corporation (hereinafter referred to as "Fairview" or the "Surviving Corporation"), (said corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations"),

W I T N E S S E T H :

           WHEREAS, a majority of the directors of Meadowlark and a majority of the directors of Fairview and the holder of 100% of the outstanding shares of capital stock of Meadowlark and of Fairview deem it advisable and for the best interest of their respective corporations that Meadowlark be merged into Fairview as authorized by the statutes of the State of Indiana under and pursuant to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, and for the purpose of describing the terms and conditions of said merger, the mode of carrying the same into effect, the manner of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation, and such other details and provisions as are deemed necessary or proper, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth:

           FIRST: Meadowlark shall be merged with and into Fairview, which is hereby designated as the Surviving Corporation, and said Surviving Corporation shall continue to be governed by the laws of the State of Indiana.

           SECOND: From and after the date upon which the merger provided for herein becomes effective under the laws of the State of Indiana (hereinafter sometimes called "the effective date of the merger"), the Certificate of Incorporation, as amended, of Fairview, shall continue to be the Certificate of Incorporation, as amended, of the Surviving Corporation. The Surviving Corporation, in addition to the powers conferred upon it by the laws of the State of Indiana, shall have the powers set forth in said Certificate of Incorporation as so amended and shall be governed by the provisions thereof.

          On the effective date of the merger the directors of Fairview shall be the directors of the Surviving Corporation until the expiration of the terms for which they were elected and until their successors are duly elected and qualified.

          The Surviving Corporation reserves the right to amend, alter, change or repeal any provisions contained in said Certificate of Incorporation in the manner now or hereafter set forth therein or as is or may be prescribed by the laws of the State of Indiana.

           THIRD: The Bylaws of Fairview in existence on the effective date of the merger shall remain in effect after the merger, subject to amendment or repeal as provided therein.

           FOURTH: Upon the effective date of the merger all shares of capital stock of Meadowlark shall cease to exist and the certificates therefor shall be cancelled, and all shares of capital stock of Fairview shall remain unchanged.

           FIFTH: This Agreement having been approved, signed and acknowledged, as required by The Indiana General Corporation Act, upon the filing hereof as provided in The Indiana General Corporation Act,

                     (a) except to the extent otherwise provided by law, the separate existence of Meadowlark shall cease;

                     (b) Fairview and Meadowlark shall be a single corporation which shall be Fairview, and Fairview shall continue to be subject to the laws of the State of Indiana and to the jurisdiction of its courts;

                     (c) the rights, privileges, powers and franchises, of a public as well as of a private nature, of Fairview and Meadowlark shall be vested in and possessed by Fairview, subject to all the restrictions, disabilities and duties of Fairview and Meadowlark; and all and singular, the rights, privileges, powers and franchises of Fairview and Meadowlark; and all property, real, personal, and mixed, of Fairview and Meadowlark; and all debts due Fairview and Meadowlark on whatever account and all other things in action or belonging to Fairview and Meadowlark, shall be vested in Fairview; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Fairview as they were severally and respectively of Fairview and Meadowlark prior to the effective date of the merger, and the title to any real estate vested by deed or otherwise in either Fairview or Meadowlark shall not revert or be in any way impaired by reason of the merger herein provided for, provided, however, that all rights of creditors and all liens upon any property of either Fairview or Meadowlark shall be preserved unimpaired, limited in lien to the property affected by such liens at the time of such merger, and all debts, liabilities, restrictions and duties of Fairview and Meadowlark shall thenceforth attach to Fairview, and may be enforced against it to the same extent as if said debts, liabilities, restrictions, and duties had been incurred or contracted by it.

CERTIFICATE OF MEADOWLARK FARMS, INC.

          I, Howard E. Lohmann, do hereby certify that I am the Secretary of Meadowlark Farms, Inc., an Indiana corporation (herein called "Meadowlark"), and I do further certify:

          1. The foregoing Agreement of Merger and the plan of merger set forth therein (herein called the "Agreement") for the merger of Meadowlark into Fairview Collieries Corporation, an Indiana corporation, was approved by the directors of Meadowlark at a meeting thereof duly held on November 9, 1965, for the purpose of considering the same.

          2. A special meeting of the holders of the Common Stock of Meadowlark, being the only class of stock of Meadowlark outstanding, was duly held on November 23 , 1965, at Indianapolis, Indiana, at said meeting the holder of all the Common Stock, of Meadowlark, was represented by proxy and voted by ballot, for the adoption of the Agreement and the plan of merger set forth therein.

          IN WITNESS WHEREOF, I have hereunto signed my name as Secretary of Meadowlark and affixed its corporate seal this 23rd day of November, 1965.

/s/ Howard E. Lohmann Howard E. Lohmann

CERTIFICATE OF FAIRVIEW COLLIERIES CORPORATION

          I, Howard E. Lohmann, do hereby certify that I am Secretary of Fairview Collieries Corporation, an Indiana corporation (herein called "Fairview"), and I do further certify:

          1. The foregoing Agreement of Merger and the plan of merger set forth therein (herein called the "Agreement") for the merger of Meadowlark into Fairview Collieries Corporation, an Indiana corporation, was approved by the directors of Fairview at a meeting thereof duly held on November 9, 1965 for the purpose of considering the same.

          2. A special meeting of the holders of the common stock of Fairview, being the only class of stock of Fairview outstanding, was duly held on November 23 , 1965, at Indianapolis, Indiana, at said meeting the holder of all the common stock, of Fairview, was represented by proxy and voted by ballot, for the adoption of the agreement and the plan of merger set forth therein.

          IN WITNESS WHEREOF, I have hereunto signed my name as Secretary of Fairview and affixed its corporate seal this 23rd day of November, 1965.

/s/ Howard E. Lohmann Howard E. Lohmann

the fact of the approval and adoption thereof as aforesaid having been duly certified therein by the Secretary of each of said Corporations, all in accordance with law, said Agreement of Merger is hereby signed by the President and the Secretary of each of said Corporations under their respective corporate seals, this 23rd day of November, 1965.

/s/ Norman E. Kelb Norman E. Kelb, President of Fairview Collieries Corporation

(SEAL)

/s/ Howard E. Lohmann Howard E. Lohmann, Secretary of Fairview Collieries Corporation

/s/ Norman E. Kelb Norman E. Kelb, President of Meadowlark Farms, Inc.

(SEAL)

/s/ Howard E. Lohmann Howard E. Lohmann, Secretary of Meadowlark Farms, Inc.

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

           Before me, Rosemary Kruger, a Notary Public in and for the County and State aforesaid, this 23rd day of November, 1965, personally appeared Norman E. Kelb and Howard E. Lohmann, to me personally known and known to be to be the President and the Secretary, respectively, of Meadowlark Farms, Inc. and as such President and Secretary and for and on behalf of said corporation acknowledged the execution of the foregoing instrument for the uses and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 23rd day of November, 1965.

/s/ Rosemary Kruger Rosemary Kruger Notary Public

My commission expires
October 18, 1967

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

           Before me, Rosemary Kruger, a Notary Public in and for the County and State aforesaid, this 23rd day of November, 1965, personally appeared Norman E. Kelb and Howard E. Lohmann, to me personally known and known to me to be the President and the Secretary, respectively, of Fairview Collieries Corporation, and as such President and Secretary and for and on behalf of said corporation acknowledged the execution of the foregoing instrument for the uses and the purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 23rd day of November, 1965.

/s/ Rosemary Kruger Rosemary Kruger Notary Public

My commission expires
October 18, 1967

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

FAIRVIEW COLLIERIES CORPORATION

          The undersigned officers of Fairview Collieries Corporation (hereinafter referred to as the "Corporation"), existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain individual Articles of its Articles of Incorporation, certify the following facts:

SUBDIVISION k

THE AMENDMENTS

          The exact text of Article(s) I of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as "The Amendments"), now is as follows:

ARTICLE I

          The name of the Corporation is Meadowlark Farms, Inc.

SUBDIVISION B

MANNER OF ADOPTION AND VOTE

1. Action by Directors

          The Board of Directors of the Corporation, at a meeting thereof, duly called) constituted and held on November 9, 1965, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of The Amendments that the provisions and terms of Article I of its Articles of Incorporation be amended so as to read as set forth in The Amendments; and called a meeting of such Shareholders, to be held November 23, 1965, to adopt or reject The Amendments.

2. Action by Shareholders

          The Shareholders of the Corporation entitled to vote in respect of The Amendments, at a meeting thereof, duly called, constituted and held on November 23 , 1965 , at which all shares issued and outstanding were present in person or by proxy, adopted The Amendments.

          The number of shares entitled to vote in respect of The Amendments, the number of shares voted in favor of the adoption of The Amendments, and the number of shares voted against such adoption are as follows: 700 shares were entitled to vote; 700 shares voted in favor of the Amendment. There were no shares voted against the Amendment.

3. Compliance with Legal Requirements

          The manner of the adoption of The Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-laws of the Corporation.

SUBDIVISION C

STATEMENT OF CHANGES MADE WITH RESPECT TO THE

SHARES HERETOFORE AUTHORIZED

NONE

          IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 23rd day of November, 1965.

/s/ Norman E. Kelb Norman E. Kelb President of FAIRVIEW COLLIERIES CORPORATION /s/ Howard E. Lohmann Howard E. Lohmann Secretary of FAIRVIEW COLLIERIES CORPORATION

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Norman E. Kelb, the President, and Howard E. Lohmann, the Secretary, of Fairview Collieries Corporation, the officers executing the foregoing Articles of Amendment of Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

           WITNESS my hand and Notarial Seal this 23rd day of November, 1965.

/s/ Rosemary Kruger Rosemary Kruger Notary Public

My commission expires
October 18, 1967

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
MEADOWLARK FARMS, INC.

           The undersigned officers of MEADOWLARK FARMS, INC. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE 1.
Text of the Amendment

           The exact text of Article 9 of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

9. The maximum number of directors shall be three; the exact number of directors shall be fixed by the by-laws and at any time when all the shares of the Corporation are owned beneficially and of record by either one or two persons, the number of directors may be less than three, but not less than the number of shareholders.

ARTICLE II
Manner of Adoption and Vote

           Section 1. Action by Directors (select appropriate paragraph).

           (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on ___________________, 19__, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled ' to vote in respect the Amendments that the provisions and terms of Article ______ of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held _________________, 19__, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

           (b) By written consent executed on September 12, 1974, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments.

           Section 2. Action by Shareholders (select appropriate paragraph).

           (a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on _______________, 19__, at which _____________________________________________ were present in person or by proxy, adopted the Amendments.

           The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

          (1)

          (2)

          (3)

           The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

                                   Total                 Shares Entitled to Vote as a Class
                                                           (as listed immediately above)
                                                           -----------------------------

                                              (1)               (2)            (3)

Shares entitled to vote:     ________         ________          ________       ________

Shares voted in favor:       ________         ________          ________       ________

Shares voted against:        ________         ________          ________       ________

           (b) By written consent executed on September 12, 1974, signed by the holders of _______ shares of the Corporation, being all of the. shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

           Section 3. Compliance With Legal Requirements.

           The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-laws of the Corporation.

ARTICLE III
Statement of Changes Made With Respect
To The Number of Shares Heretofore Authorized

(No changes made)

           IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 25th day of September, 1974.

/s/ Richard H. Tobler Richard H. Tobler Vice President of MEADOWLARK FARMS, INC.	/s/ A. Lucius Hubbard A. Lucius Hubbard Assistant Secretary of MEADOWLARK FARMS, INC.

STATE OF INDIANA COUNTY OF MARION	) ) )	SS.:

           I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Richard H. Tobler, the Vice President, and A. Lucius Hubbard, Assistant Secretary of Meadowlark Farms, Inc., the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

           Witness my hand and Notarial Seal this 25th day of September, 1974.

/s/ Carolyn Mikesell Carolyn Mikesell Notary Public

My Commission Expires:
May 3, 1978

This instrument was prepared by A. Lucius Hubbard, Attorney at Law, 105 S. Meridian St., Indianapolis, Indiana 46225.

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
MEADOWLARK FARMS, INC.

           The undersigned officers of Meadowlark Farms, Inc. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I
Text of the Amendment

           The exact text of Article 1. of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

          The name of this corporation shall be

           Meadowlark Inc.

ARTICLE II
Manner of Adoption and Vote

           Section 1. Action by Directors (select appropriate Paragraph).

           (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on ________________, 19__, of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect the Amendments that the provisions and terms of Article _______ of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held _______________, 19__, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

           (b) By written consent executed on December 18, 1985, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments.

           Section 2. Action by Shareholders (select appropriate paragraph).

           (a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on _______________, 19___, at which ___________________________________________ were present in person or by proxy, adopted the Amendments.

           The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

          (1)

          (2)

          (3)

           The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

                                   Total                   Shares Entitled to Vote as a Class
                                                             (as listed immediately above)
                                                             -----------------------------

                                                (1)                (2)            (3)

Shares entitled to vote:     ________           ________           ________       ________

Shares voted in favor:       ________           ________           ________       ________

Shares voted against:        ________           ________           ________       ________

           (b) By written consent executed on December 18, 1985, signed by the holders of all shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

           Section 3. Compliance with Legal Requirements.

           The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-laws of the Corporation.

ARTICLE III
Statement of Changes Made With Respect to Any Increase
In The Number of Shares Heretofore Authorized

Aggregate Number of Shares
  Previously Authorized                                      ______________

Increase                                                     ______________

Aggregate Number of Shares
  To Be Authorized After Effect of This Amendment            ______________

           (No changes made with respect to shares)

           IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 20th day of December, 1985.

/s/ David George Ball David George Ball Vice President of Meadowlark Farms, Inc.	/s/ Raymond J. Cooke Raymond J. Cooke Assistant Secretary of Meadowlark Farms, Inc.

STATE OF CONNECTICUT COUNTY OF FAIRFIELD	) ) )	SS.:

           I, the undersigned Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Connecticut, certify that David George Ball, the Vice President, and Raymond J. Cooke, the Assistant Secretary of Meadowlark Farms, Inc., the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

           Witness my hand and Notarial Seal this 20th day of December, 1985.

/s/ Patricia A. Driscoll Patricia A. Driscoll Notary Public

My Commission Expires:
March 31, 1986

           This instrument was prepared by Raymond J. Cooke, Attorney at Law, 200 Park Avenue, New York, New York 10017.